UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Salton, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On November 28, 2007, Salton, Inc. issued the following press release:
LAKE FOREST, Ill.—(BUSINESS WIRE)—Salton, Inc. (OTC:SFPI — News) today announced that the Board of Directors of Salton, Inc. has set Friday, December 28, 2007 as the date for a special meeting of stockholders to consider a vote upon the Agreement and Plan of Merger, dated as of October 1, 2007, by and among Salton, SFP Merger Sub, Inc. and APN Holdco and related matters. The Board set the close of business on November 20, 2007 as the record date for holders of Salton common stock and Series A Preferred Stock to receive notice of and to vote at the special meeting or any adjournment thereof.
Commenting on the transaction, William Lutz, Interim Chief Executive Officer of Salton, said “We believe that this transaction is the best strategic alternative available to enhance stockholder value and look forward to completing the merger and bringing these companies together as soon as possible. We expect the combination of Salton and Applica to benefit customers and suppliers and enhance the company’s presence internationally.”
About Salton, Inc.
Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton®, George Foreman®, Westinghouse ™, Toastmaster®, Melitta®, Russell Hobbs® and Farberware®. It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.
About Applica
Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products and pet care products. Applica markets products under licensed brand names, such as Black & Decker ®; its own brand names, such as Windmere®, LitterMaid® and Applica®; and other private-label brand names. Applica’s customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Mexico, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com.
The statements contained in the news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the failure to obtain approval of the merger from Salton stockholders, (2) the ability of the two businesses to be integrated successfully, (3) the ability of the new company to fully realize the cost savings and any synergies from the proposed transaction within the proposed time frame, (4) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (5) customer acceptance of the new combined entity, (6) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (7) bankruptcy of or loss of major retail customers or suppliers, (8) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (9) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (10) changes in suppliers, (11) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (12) product liability, regulatory actions or other litigation, warranty claims or returns of products, (13) customer acceptance of changes in costs of, or delays in the development of new products, (14) delays in or increased costs of restructuring programs and (15) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in Salton’s Securities and Exchange Commission filings.
In connection with the proposed transaction, Salton has filed a definitive proxy statement with the SEC. Investors and security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC in connection with the proposed transaction because they contain important information about Salton, Applica Incorporated and the proposed transaction.
Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Salton may be obtained free of charge by directing such requests to Salton, Inc., 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website at www.salton.com. Salton and certain of its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Salton stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction has been included in the definitive proxy statement. In addition, information about Salton’s directors, executive officers and members of management is contained in Salton’s most recent proxy statement, which is available on Salton’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC.
Black & Decker® is a trademark of The Black & Decker Corporation, Towson, Maryland.
Contact:
CEOcast, Inc. for Salton
Gary Nash, 212-732-4300